EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Quarterly Report of GeoPetro Resources Company (the “Company”) on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stuart J. Doshi , Chief Executive Officer, and J. Chris Steinhauser, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2009	/s/ Stuart J. Doshi
Stuart J. Doshi
President, Chief Executive Officer
and Chairman of the Board

Dated: August 10, 2009	/s/ J. Chris Steinhauser
J. Chris Steinhauser
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to GeoPetro Resources Company and will be retained by GeoPetro Resources Company and furnished to the Securities and Exchange Commission or its staff upon request.

*

This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.